UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2012

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2012, Ruth C. Lipper and William L. Linnenbringer informed TeleTech Holdings, Inc. (the “Company”) of their decisions to retire from, and not stand for re-election, to the Board of Directors (the “Board”) as of the Company’s next annual meeting of stockholders on May 24, 2012.  As the result of the forthcoming retirement of Ms. Lipper and Mr. Linnenbringer, the Board has nominated Gregory A. Conley and Robert Webb to stand for election at the next annual meeting of stockholders on May 24, 2012.

Item 7.01.                                          Regulation FD Disclosure.

The press release issued by the Company on April 13, 2012 announcing the retirement of Ruth C. Lipper and William A. Linnenbringer from the Board and the nomination of Gregory A. Conley and Robert Webb for election to the Board is furnished as Exhibit 99.1 to this Form 8-K.  In accordance with General Instruction B.2 of Form 8-K, the information contained in the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

99.1	April 13, 2012 Press Release announcing the retirement of Ruth C. Lipper and William A. Linnenbringer from the Board and the nomination of Gregory A. Conley and Robert Webb for election to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2012

TELETECH HOLDINGS, INC.
(Registrant)

	By:	/s/ Kenneth D. Tuchman
	Name:	Kenneth D. Tuchman
	Title:	Chief Executive Officer

TELETECH HOLDINGS, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	April 13, 2012 Press Release announcing the retirement of Ruth C. Lipper and William A. Linnenbringer from the Board and the nomination of Gregory A. Conley and Robert Webb for election to the Board